AMENDMENT TO AGREEMENT
                          ----------------------

     This AMENDMENT TO AGREEMENT is entered into this 8th day of January, 1997 by and between AT&T Corp. ("AT&T") and COMSAT Corporation ("COMSAT") (collectively referred to as the "Parties").

     WHEREAS, on July 27, 1993, AT&T and COMSAT entered into an Agreement for the provision of telecommunications services (the "1993 Agreement"); and

     WHEREAS, on December 7, 1995, the 1993 Agreement was amended (the "1995 Amendment"); and

     WHEREAS, both the 1993 Agreement and 1995 Amendment were submitted to the Federal Communications Commission (the "FCC") pursuant to Section 211 of the Communications Act; and

     WHEREAS, the Parties have decided to further amend the 1993 Agreement in order to facilitate COMSAT's provision of additional telecommunications services to AT&T.

     NOW, THEREFORE, in consideration of and in reliance upon the mutual promises set forth below, the Parties hereby amend the 1993 Agreement as follows:

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     1.   Article IV of the Agreement, entitled "Base and Additional
Circuits," is revised by adding the following Paragraph F:

          "F. The Parties agree that AT&T may cancel without penalty a total of up to 402 Base or Additional Circuits prior to March 31, 1997, provided, however, that: (1) billing for each of the 402 Base or Additional Circuits shall cease as of the date that AT&T provides notice of cancellation and identifies the circuit as one of the 402 Base or Additional Circuits to be cancelled; (2) AT&T shall extend by thirty-six (36) months the lease terms of at least 660 Base or Additional Circuits that otherwise would have expired on June 30, 2000 and up to 189 Base or Additional Circuits that otherwise would have expired between July 1, 2000 and December 31, 2000 for a total of 849 Base or Additional Circuits extended for thirty-six (36) months; and
     (3) AT&T shall identify the 849 Base or Additional Circuits whose leases are to be extended no later than March 31, 1997."

     2. All other provisions of the 1993 Agreement and the 1995 Amendment shall be interpreted in a manner consistent with this Amendment to Agreement, but otherwise shall remain unchanged and shall continue to have full force and effect.

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     3.   This Amendment to Agreement  shall become  effective as of the date
executed   by  the   Parties   hereto,   upon   execution   by   authorized
representatives of both Parties, and shall be submitted to the FCC pursuant to Section 211 of the Communications Act.

     IN WITNESS WHEREOF, each of the Parties hereto has executed this Amendment to Agreement.


AT&T CORP.                              COMSAT CORPORATION

By: /s/ C. A. Peters                    By: /s/ John H. Mattingly
    -------------------------------         ---------------------

Name:   C. A. Peters                    Name:   John H. Mattingly
     ------------------------------          --------------------

Title: Supplier Management Director     Title: Vice President and
       ----------------------------            General Manager
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